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                                                                     EXHIBIT 5.1

                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LASALLE PLAZA
                               800 LASALLE AVENUE
                           MINNEAPOLIS, MN 55402-2015


                                  April 5, 2005


Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, New Jersey  07663-5316

         Re:  Registration Statement on Form S-2
              575,000 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as legal counsel for Peoples Educational Holdings, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the sale of an aggregate of up to 575,000 shares (the "Shares") of common stock, par value $0.02 per share (the "Common Stock"), of the Company.

        In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus included as a part thereof (the "Prospectus"). In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that:

          1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

          2. The Shares have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                         Sincerely,


                                         ROBINS, KAPLAN, MILLER & CIRESI L.L.P.